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                                                                   EXHIBIT 10.21

                                                                  EXECUTION COPY

                            NON-COMPETITION AGREEMENT

      This Non-Competition Agreement ("NON-COMPETITION AGREEMENT"), dated as of July 23, 2004, is made by and among Intermountain Community Bancorp, an Idaho corporation ("INTERMOUNTAIN"); Panhandle State Bank, an Idaho state-chartered bank ("PANHANDLE"); Snake River Bancorp, Inc., an Idaho corporation ("SNAKE RIVER"); Magic Valley Bank, an Idaho state-chartered bank ("MAGIC VALLEY"); and the undersigned, each of whom is a director of Snake River and Magic Valley.

                                    RECITALS

A. Intermountain, Panhandle, Snake River and Magic Valley have entered into a Plan and Agreement of Merger (the "MERGER AGREEMENT") dated as of the date hereof, pursuant to which Snake River will merge with and into Intermountain, and Magic Valley will merge with and into Panhandle (the "TRANSACTION").

B. The parties to this Non-Competition Agreement believe that the future success and profitability of Intermountain and Panhandle following the Transaction (collectively, the "COMBINED ENTITY") require that existing directors of Snake River and Magic Valley (other than officer directors who will be party to employment agreements with Panhandle) (the "DIRECTORS") not be affiliated in any substantial way with a Competing Business (as defined herein) for a reasonable period of time after closing of the Transaction and/or termination of the Director's status as a director of the Combined Entity.

                                    AGREEMENT

      In consideration of the parties' performance under the Merger Agreement, the Directors agree as follows:

1. DEFINITIONS. Capitalized terms not defined in this Non-Competition Agreement have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Non-Competition
      Agreement:

      a. Competing Business. "COMPETING BUSINESS" means any financial institution or trust company (including without limitation, any start-up or other financial institution or trust company in formation) or holding company thereof that competes or will compete within the Covered Area with the Combined Entity or any of its subsidiaries or affiliates.

      b. Covered Area. "COVERED AREA" means the geographical area within a ninety mile radius of Twin Falls, Idaho.

      c. Term. "TERM" means the period of time beginning on the Effective Date and ending on the later of (i) three (3) years after the Effective Date or (ii) one year

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            following termination of a Director's service on the Board of
            Directors of the Combined Entity. For purposes of this Section 1(c), service solely on an advisory board to Panhandle will not constitute service on the Board of Directors of the Combined Entity.

2. PARTICIPATION IN COMPETING BUSINESS. Except as provided in Section 5 or 6, during the Term no Director may become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including without limitation, (a) as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, or representative, or (b) during the organization and pre-opening phases in the formation of a Competing Business.

3. NO SOLICITATION. During the Term, no Director may, directly or indirectly, solicit or attempt to solicit (a) any employees of the Combined Entity or any of its subsidiaries or affiliates to participate, as an employee or otherwise, in any manner in a Competing Business, or (b) any customers of the Combined Entity or its subsidiaries or affiliates to transfer their business to a Competing Business. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications.

4. CONFIDENTIAL INFORMATION. During and after the Term, the Directors will not disclose any confidential information of the Combined Entity or its subsidiaries or affiliates obtained by such person while serving as a director of the Combined Entity except in accordance with a judicial or other governmental order.

5. OUTSIDE COVERED AREA. Nothing in this Non-Competition Agreement prevents a Director from becoming involved with, as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, representative, or otherwise, with a Competing Business that has no operations in the Covered Area.

6. PASSIVE INTEREST. Nothing in this Non-Competition Agreement prevents the Directors from owning 5% or less of any class of security of a Competing Business.

7. REMEDIES. Any breach of this Non-Competition Agreement by a Director will entitle the Combined Entity, together with its successors and assigns, to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies they may be entitled to.

8. GOVERNING LAW AND ENFORCEABILITY. This Non-Competition Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Idaho. If any court determines that the restrictions set forth in this Non-Competition Agreement are unenforceable, then the parties request such court to reform these provisions to the maximum restrictions, term, scope or geographical area that such court finds enforceable.

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9.    INDIVIDUAL OBLIGATIONS. The obligations of each of the Directors under this Non-Competition Agreement are intended to be several and not joint.

10. COUNTERPARTS. The parties may execute this Non-Competition Agreement in one or more counterparts, including facsimile counterparts. All the counterparts will be construed together and will constitute one Agreement.

SIGNED as of July 23, 2004:

INTERMOUNTAIN COMMUNITY                   SNAKE RIVER BANCORP, INC.
BANCORP

By /s/ Curt Hecker                        By /s/ Phillip Bratton
   -------------------------------------     -----------------------------------
   Curt Hecker                               Phillip Bratton
   President & Chief Executive Officer       President & Chief Executive Officer

PANHANDLE STATE BANK                       MAGIC VALLEY BANK

By /s/ Curt Hecker                        By /s/ Phillip Bratton
   -------------------------------------     -----------------------------------
   Curt Hecker                               Phillip Bratton
   Chief Executive Officer                   President & Chief Executive Officer

DIRECTORS:

/s/ Randall Brewer                        /s/ Gary Garnand
----------------------------------------  --------------------------------------
Randall Brewer                            Gary Garnand

/s/ Jeffrey Gooding                       /s/ Gerald Gunter
----------------------------------------  --------------------------------------
Jeffrey Gooding                           Gerald Gunter

/s/ Ron Jones                             /s/ Kenneth Moore
----------------------------------------  --------------------------------------
Ron Jones                                 Kenneth Moore

/s/ William Oakley                        /s/ James Patrick
----------------------------------------  --------------------------------------
William Oakley                            James Patrick

/s/ Chris Talkington
----------------------------------------
Chris Talkington

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